NORTHERN FUNDS

                                   FORM N-SAR

                               FILE NO. 811-08236

                   SEMI-ANNUAL PERIOD ENDED SEPTEMBER 30, 2006


EXHIBIT INDEX

EX-99.77O: Transactions effected pursuant to Rule 10f-3

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts


EXHIBITS

EX-99.77O: TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Northern Funds: Multi-Manager Mid Cap Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period April 1, 2006 through September 30, 2006 in accordance with the Trust's procedures for the purchase of securities from an underwriting syndicate in which an affiliate is a member pursuant to Rule 10f-3 under the Investment Company Act of 1940.

Issuer: DivX, Inc.
Trade Date: 9/21/06
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: JP Morgan Securities, Inc.
Shares Purchased: 1,700
Purchase Price Per Share: $16.00
% of Issue: 0.02%